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                                                                   EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Registration Statements No. 333-17565, 333-33475 and 333-44371 of Renaissance Worldwide, Inc. (formerly known as The Registry, Inc.) on Forms S-8 of our report dated February 28, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the accounting for an acquisition as a pooling-of-interests) appearing in this Form 10-K of Renaissance Worldwide, Inc.

                                          Deloitte & Touche LLP

Boston, Massachusetts
March 26, 1999

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